Exhibit 99.2

CA Technologies
Supplemental Financial Information
Selected GAAP Measures and Non-GAAP Measures
Excluding the Financial Results of the CA arcserve Business
(unaudited)
(in millions, except per share amounts and where otherwise noted)

Reconciliation of GAAP Results to Non-GAAP Results

	Q1-14	Q2-14	Q3-14	Q4-14	FY 2014

Total Revenue	$1,095	$1,105	$1,128	$1,084	$4,412

GAAP Net Income	$335	$240	$232	$107	$914
GAAP Income From Discontinued Operations, Net of Income Taxes	(5)	(9)	(7)	(6)	(27)
GAAP Income From Continuing Operations	$330	$231	$225	$101	$887
GAAP Income Tax (Benefit) Expense	(122)	101	81	69	129
Interest Expense, Net	11	13	15	15	54
GAAP Income From Continuing Operations Before Interest and Income Taxes	$219	$345	$321	$185	$1,070
GAAP Operating Margin (% of revenue)	20%	31%	28%	17%	24%

Non-GAAP Operating Adjustments:
Purchased Software Amortization	28	31	28	29	116
Other Intangibles Amortization	14	15	19	12	60
Software Development Costs Capitalized	(23)	(8)	(1)	(1)	(33)
Internally Developed Software Products Amortization	38	38	41	38	155
Share-based Compensation	20	20	23	18	81
Other (Gains) Expenses, Net (1)	115	7	9	39	170
Total Non-GAAP Operating Adjustment	$192	$103	$119	$135	$549

Non-GAAP Income From Continuing Operations Before Interest and Income Taxes	$411	$448	$440	$320	$1,619
Non-GAAP Operating Margin (% of revenue)	38%	41%	39%	30%	37%

Interest Expense, Net	11	13	15	15	54
Non-GAAP Income From Continuing Operations Before Income Taxes	$400	$435	$425	$305	$1,565

GAAP Income Tax (Benefit) Expense	(122)	101	81	69	129
GAAP Effective Tax Rate (2)	-58.7%	30.4%	26.5%	40.6%	12.7%
Non-GAAP Adjustment to Income Tax Expense (3)	177	(41)	(22)	(44)	70
Non-GAAP Income Tax Expense	55	60	59	25	199
Non-GAAP Effective Tax Rate (2)	13.8%	13.8%	13.9%	8.2%	12.7%

Non-GAAP Income From Continuing Operations	$345	$375	$366	$280	$1,366

GAAP Diluted EPS From Continuing Operations	$0.72	$0.51	$0.50	$0.23	$1.96

Non-GAAP Diluted EPS From Continuing Operations	$0.76	$0.83	$0.81	$0.62	$3.02

Diluted Weighted Average Shares Used in Computation	451	450	448	444	448

Reconciliation of GAAP to Non-GAAP Operating Expenses

	Q1-14	Q2-14	Q3-14	Q4-14	FY 2014

Costs of Licensing and Maintenance	68	71	77	80	296
Cost of Professional Services	88	88	88	89	353
Amortization of Capitalized Software Costs	66	69	69	67	271
Selling and Marketing	269	248	281	306	1,104
General and Administrative	91	91	95	118	395
Product Development and Enhancements	132	142	144	156	574
Depreciation and Amortization of Other Intangible Assets	36	37	40	31	144
Other (Gains) Expenses, Net (4)	126	14	13	52	205
Total GAAP Expenses Before Interest and Income Taxes	$876	$760	$807	$899	$3,342
Non-GAAP Operating Adjustments:
Purchased Software Amortization	28	31	28	29	116
Other Intangibles Amortization	14	15	19	12	60
Software Development Costs Capitalized	(23)	(8)	(1)	(1)	(33)
Internally Developed Software Products Amortization	38	38	41	38	155
Share-based Compensation	20	20	23	18	81
Other (Gains) Expenses, Net (1)	115	7	9	39	170
Total Non-GAAP Operating Adjustments	$192	$103	$119	$135	$549

Total Non-GAAP Operating Expense	$684	$657	$688	$764	$2,793

Reconciliation of GAAP to Non-GAAP Earnings Per Share

	Q1-14	Q2-14	Q3-14	Q4-14	FY 2014

GAAP Diluted EPS From Continuing Operations	$0.72	$0.51	$0.50	$0.23	$1.96

Non-GAAP Adjustments, Net of Taxes:
Purchased Software Amortization	0.10	0.05	0.04	0.04	0.22
Other Intangibles Amortization	0.05	0.02	0.03	0.01	0.11
Software Development Costs Capitalized	(0.08)	(0.01)	—	—	(0.06)
Internally Developed Software Products Amortization	0.13	0.06	0.06	0.05	0.30
Share-based Compensation	0.07	0.03	0.04	0.02	0.16
Other (Gains) Expenses, Net (1)	0.40	0.01	0.02	0.05	0.33
Non-GAAP Effective Tax Rate Adjustments (5)	(0.63)	0.16	0.12	0.22	—
Non-GAAP Diluted EPS From Continuing Operations	$0.76	$0.83	$0.81	$0.62	$3.02

GAAP Cash Flow From Continuing Operations

	Q1-14	Q2-14	Q3-14	Q4-14	FY 2014

GAAP Cash Flow From Continuing Operations	$3	$73	$419	$478	$973

Footnotes:

(1) Non-GAAP adjustment consists of charges relating to the FY2014 Board approved re-balancing initiative (the Fiscal 2014 Plan) and certain other gains and losses, which include gains and losses since inception of hedges that mature within the quarter, but exclude gains and losses of hedges that do not mature within the quarter.

(2) The effective tax rate on GAAP and non-GAAP income from continuing operations is the Company's provision for income taxes expressed as a percentage of GAAP and non-GAAP income from continuing operations before income taxes, respectively. The non-GAAP effective tax rate is equal to the full year GAAP effective tax rate. On an interim basis, the effective tax rates are determined based on an estimated effective full year tax rate after the adjustments for the impacts of certain discrete items (such as changes in tax rates, reconciliations of tax returns to tax provisions and resolutions of tax contingencies).

(3) The full year non-GAAP income tax expense is different from GAAP income tax expense because of the difference in non-GAAP income from continuing operations before income taxes. On an interim basis, this difference would also include a difference in the impact of discrete and permanent items where for GAAP purposes the effect is recorded in the period such items arise, but for non-GAAP such items are recorded pro rata to the fiscal year's remaining reporting periods.

(4) Other (gains) expenses, net includes approximately $171 million of charges relating to the FY2014 Board approved re-balancing initiative (the Fiscal 2014 Plan) for the twelve month period ending March 31, 2014.

(5) The non-GAAP effective tax rate is equal to the full year GAAP effective tax rate, therefore no adjustment is required on an annual basis. On an interim basis, the difference in non-GAAP income tax expense and GAAP income tax expense relates to the difference in non-GAAP income from continuing operations before income taxes, and includes a difference in the impact of discrete and permanent items where for GAAP purposes the effect is recorded in the period such items arise but for non-GAAP purposes such items are recorded pro rata to the fiscal year's remaining reporting periods.